UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2005, Alcoa Inc. (“Alcoa”) received from the Antitrust Division of the U.S. Department of Justice a grand jury subpoena issued by the U.S. District Court for the Northern District of Illinois. The subpoena relates to an investigation concerning the aluminum fluoride industry and calls for Alcoa’s production of certain documents. Also, on May 25, 2005, Alcoa’s Canadian subsidiary, Alcoa Ltée, received from the Competition Bureau Canada an order issued by the Federal Court of Canada in Vancouver, British Columbia. The order relates to an inquiry pursuant to the Competition Act into the sale and supply of aluminum fluoride in Canada and elsewhere and calls for the production of certain records and information in the possession of or under the control of Alcoa Ltée, Alcoa and/or Alcoa World Alumina LLC. In addition, by letter dated May 26, 2005, the Australian Competition and Consumer Commission (ACCC) requested Alcoa’s Australian subsidiary, Alcoa of Australia Limited, to provide certain information and documents to assist in the ACCC’s investigation of possible anti-competitive conduct by suppliers of aluminum fluoride.

Alcoa and its subsidiaries plan to cooperate fully in these investigations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: May 27, 2005

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